As filed with the Securities and Exchange Commission on June 2, 2025.
Registration No. 333-280344

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO FORM S-1 ON FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Oklo Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	86-2292473 (I.R.S. Employer Identification No.)

3190 Coronado Dr.
Santa Clara, California 95054
(650) 550-0127
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

R. Craig Bealmear
Chief Financial Officer
Oklo Inc.
3190 Coronado Dr.
Santa Clara, California 95054
(650) 550-0127
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Ryan J. Maierson
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
(713) 546 -5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE
The registration statement of Oklo Inc. (the “Company”) on Form S-1 (File No. 333-280344) originally declared effective by the Securities and Exchange Commission (the “SEC”) on September 18, 2024 (the “Existing Registration Statement”) to which this registration statement is Post-Effective Amendment No. 3 (“Post-Effective Amendment No. 3”) covered the offer and sale from time to time by the selling securityholders listed in the Existing Registration Statement (the “Selling Holders”) or their permitted transferees of up to 62,440,080 shares (the “Resale Securities”) of the Company’s Class A Common Stock, $0.0001 par value (“Common Stock”) consisting of (a) 40,940,778 shares of Common Stock issued to Selling Holders in exchange for outstanding shares of common stock of Legacy Oklo (as defined below) in connection with the closing of the Business Combination (as defined herein) (the “Closing”) at an equity consideration value of $10.00 per share by certain of the Selling Holders named in this prospectus; (b) 1,450,000 shares of Common Stock issued to AltC Sponsor LLC (“Sponsor”) that were originally purchased at a price of $10.00 per share in connection with the Company’s initial public offering (the “Company IPO”); (c) 12,500,000 shares of Common Stock issued to Sponsor that were originally purchased at a price of $0.0006 per share in connection with the Company IPO; and (d) 7,549,302 shares of Common Stock (the “Earnout Shares”), issuable to certain of the Selling Holders upon the satisfaction of certain price targets.
This Post-Effective Amendment No. 3 (a) is being filed to convert the Existing Registration Statement on Form S-1 into a registration statement on Form S-3 and (b) contains an updated prospectus relating to the offer and sale of the Resale Securities. This Post-Effective Amendment No. 3 amends and restates the information contained in the Existing Registration Statement under the headings contained herein.
All filing fees payable in connection with the registration of the Resale Securities covered by this Post-Effective Amendment No. 3 were paid by the Company at the time of the initial filing of the Existing Registration Statement. No additional securities are registered hereby.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted
Subject to Completion, dated June 2, 2025
PRELIMINARY PROSPECTUS
28,241,288 Shares of Common Stock
This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Holders”), or their permitted transferees, of up to 28,241,288 shares of Class A Common Stock, $0.0001 par value (“Common Stock”) of Oklo Inc. (formerly known as AltC Acquisition Corp.) (the “Company”), consisting of (a) ) 23,570,061 shares of Common Stock issued to the Selling Holders in exchange for outstanding shares of common stock of Legacy Oklo (as defined below) in connection with the closing of the Business Combination (as defined herein) (the “Closing”) at an equity consideration value of $10.00 per share by certain of the Selling Holders named in this prospectus; (b) 500,000 shares of Common Stock issued to AltC Sponsor LLC (“Sponsor”) that were originally purchased at a price of $10.00 per share in connection with the Company’s initial public offering (the “Company IPO”); and (c) 4,171,227 shares of Common Stock (the “Earnout Shares”) that were issued to certain of the Selling Holders upon the satisfaction of certain price targets.
We are registering the securities for resale pursuant to the Selling Holders’ registration rights under certain agreements between us and the Selling Holders, as applicable to each Selling Holder. Our registration of the securities covered by this prospectus does not mean that the Selling Holders will offer or sell any of the securities. The Selling Holders may offer, sell or distribute all or a portion of their shares of Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from any resale of the Common Stock being offered for resale in this prospectus (the “Resale Securities”)
Our Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “OKLO.” On May 30, 2025, the closing price of the Common Stock was $52.72 per share.
The Resale Securities represent a substantial percentage of the total outstanding shares of our Common Stock as of the date of this prospectus. The shares of Common Stock that the Selling Holders can sell into the public markets pursuant to this prospectus is up to 28,241,288 shares of Common Stock, constituting approximately 20.24% of our issued and outstanding shares of Common Stock and approximately 24.85% of our issued and outstanding shares of Common Stock held by non-affiliates. The sale of all the Resale Securities or the perception that these sales could occur, could result in a significant decline in the public trading price of our securities. Even if the current trading price of our common stock is at or significantly below $10.00 per share, the price at which the shares were issued in the Company IPO, certain of the Selling Holders, including Sponsor or its permitted transferees, may have an incentive to sell because they will still profit on sales due to the lower price at which they purchased their shares compared to the public securityholders.
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our Common Stock involves risks. See the section titled “Risk Factors” on page 7 of this prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is            , 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, the Selling Holders may, from time to time, sell the securities offered by them described in this prospectus through any means described in the section of this prospectus entitled “Plan of Distribution.” We will not receive any proceeds from the sale by such Selling Holders of the securities offered by them as described in this prospectus.
To the extent necessary, each time that the Selling Holders offer and sell securities, we or the Selling Holders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses that may contain material information relating to these offerings. Such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read this prospectus and any applicable prospectus supplement and free writing prospectuses, together with the additional information described in the section titled “Where You Can Find Additional Information.”
Neither we nor the Selling Holders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Holders take responsibility for and can provide no assurance as to the reliability of any other information that others may give you. Neither we nor the Selling Holders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified the accuracy or completeness of the information included in or assumptions relied on in these third-party publications. In addition, the market and industry data and forecasts that may be included in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference in this prospectus. Accordingly, investors should not place undue reliance on this information.
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Oklo,” “we,” “us,” “our” and similar terms refer to Oklo Inc., a Delaware corporation (f/k/a AltC Acquisition Corp., a Delaware corporation), and its consolidated subsidiaries following the Closing (as defined below), references to “Legacy Oklo” refer to Oklo Inc., a Delaware corporation, prior to the Closing, and references to “AltC” refer to AltC Acquisition Corp., a Delaware corporation, prior to the Closing. All references herein to the “Board” refer to the board of directors of the Company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any information incorporated by reference contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus and any information incorporated by reference may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “commits,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this prospectus and any information incorporated by reference include, but are not limited to statements regarding our future results of operations and financial position, industry and business trends, equity compensation, business strategy, plans, growth, and the markets in which we operate.
The forward-looking statements in this prospectus and any information incorporated by reference are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed in Part I, Item 1A. “Risk Factors” in our Form 10-K for the year ended December 31, 2024. The forward-looking statements are made as of the date of the filing of this prospectus or the document incorporated by reference, as applicable, and Oklo disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. The forward-looking statements in this prospectus or the document incorporated by reference, as applicable, are based upon information available to us as of the date of this prospectus or the document incorporated by reference, as applicable, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this prospectus and any information incorporated by reference with the understanding that our actual future results, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. The forward-looking statements in this report speak only as of the date of this prospectus or the document incorporated by reference. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise.

THE COMPANY
Overview
We were founded in 2013 with the goal of revolutionizing the energy landscape by developing clean, reliable, affordable energy solutions at scale. According to the International Energy Agency, global electricity production is expected to increase over 80% by 2050 from current levels, driven by electrification of buildings, transportation and industry, increased use of air conditioning in the developing world and increased consumption from data centers. We intend to address this demand by producing electricity and heat from our Aurora powerhouses, which can run on fresh or recycled nuclear fuel. We are also commercializing nuclear fuel recycling technology to convert nuclear waste into useable fuel for our reactors.
We are developing next-generation fast fission power plants called “powerhouses.” In our differentiated build, own, and operate business model, we plan to sell power in the forms of electricity and heat directly to customers, which we believe can allow for fast-tracked customer adoption. In addition, we are developing fuel recycling, which can unlock the energy content of used fuel; we also believe this business unit can complement our market position by vertically integrating and securing our fuel supply chain.
The fast fission reactor technology we are commercializing was demonstrated by the Experimental Breeder Reactor-II (“EBR-II”), a fast fission plant that was operated by the U.S. government for 30 years. Our powerhouse product line, called the “Aurora,” builds on this legacy of proven and demonstrated technology. Our Aurora powerhouse product line is designed to be inherently safe, to be able to run on fresh or recycled fuel, and to produce 15 — 75 megawatts electric (“MWe”) and has the potential to expand powerhouse size to produce 100 MWe and higher. Because the Aurora powerhouses are designed to operate by harnessing the power of high-energy, or “fast,” neutrons, they are expected to be able to tap into the vast energy reserves remaining in existing used nuclear fuel from conventional nuclear power plants, which can only use approximately 5% of energy content stored in nuclear fuel before needing to refuel. The U.S. nuclear power industry has produced approximately 20% of U.S. electricity since the 1990s and generated over 94,000 metric tons of nuclear waste since the 1950s, which can fit on a football field 10 yards high. The energy reserves in existing U.S. nuclear waste that are made accessible through Oklo’s fast fission reactor technology are equivalent to approximately 1.2 trillion barrels of oil equivalent (BOE), nearly five times the oil reserves of Saudi Arabia. Fission is an energy-dense process, producing approximately 50 million times more energy than combustion.
We have achieved several significant deployment and regulatory milestones for our first Aurora powerhouse. Notably, we secured a site use permit from the U.S. Department of Energy (“DOE”) for the Idaho National Laboratory (“INL”) site and received a fuel award from INL for a commercial Aurora powerhouse in Idaho. The DOE and INL have completed the environmental compliance process addressing the DOE requirements for site characterization at our first commercial advanced fission power plant site at the INL. This process, resulting in an Environmental Compliance Permit, marks a milestone as we advance our plans to deliver the first commercial advanced fission power plant in the United States. On September 25, 2024, we announced the finalization of a Memorandum of Agreement (“MOA”) with the DOE Idaho Operations Office. This MOA grants Oklo access to conduct site investigations at the identified preferred site in Idaho, marking a key step toward the next phase of site preparation and construction.
We announced plans and entered into a land rights agreement for two additional Aurora powerhouses in southern Ohio. Furthermore, we have been tentatively selected to provide electricity and heat to Eielson Air Force Base. Our robust pipeline of potential customer engagements spans a number of industries. We have signed non-binding letters of intent with Equinix, Diamondback Energy, and Prometheus Hyperscale (formerly Wyoming Hyperscale). In December 2024, we signed a 12 gigawatts electric (“GWe”) Master Power Agreement with Switch data centers, one of the largest corporate power purchase agreements in history. We also executed two other letters of intent to provide an additional 750 MWe of energy for data center customers, which could bring our current total order book of Aurora powerhouses to approximately 14,100 MWe in capacity — nearly a 2,000% increase since our business combination announcement in July 2023. The market interest in our solutions exemplifies the potential demand for the size range of the Aurora powerhouse product line and our differentiated business model. The deployment of our first Aurora powerhouse is targeted for completion in late 2027 or early 2028.

In addition to deployment milestones, we have made significant progress in our nuclear fuel recycling efforts and in securing fuel. The DOE has reviewed and approved Oklo’s Safety Design Strategy and the Conceptual Safety Design Report for Oklo’s Aurora Fuel Fabrication Facility at INL, key milestones as Oklo advances toward its goal of utilizing recovered nuclear material to fuel its first commercial Aurora powerhouse. We successfully completed the first end-to-end demonstration of the key stages of our advanced fuel recycling process, in collaboration with Argonne and INL. This marks a significant step forward in scaling up fuel recycling capabilities and deploying a commercial-scale recycling facility.
Our Business Model
Our primary product will be the energy produced from our Aurora powerhouses once they are operational. Our planned business model is to sell the energy to customers via power purchase agreements (“PPAs”), as opposed to selling our powerhouse designs. This business model allows for recurring revenue, provides the opportunity to capture profitability upon improved operational efficiency, and enables novel project financing structures. This business model sets us apart from the traditional nuclear power industry that typically sells reactors to large scale utility customers and not power. Selling power via PPAs is a common practice within the renewable energy and utilities sectors and indicates that this business model could be feasible for power plants within the size range targeted by our Aurora product line (i.e., starting with 15 – 75 MWe, and ranging upward to anticipated sizes of 100 MWe and higher).
The traditional nuclear power industry comprises developers of large (ranging from approximately 600 MWe to over 1 GWe) light water reactors that sell or license their reactor designs to large utilities that then construct and operate the nuclear power plant. The developer’s focus on regulatory approval of the design may lock in certain lifecycle regulatory costs that are realized by the owner-operator during construction and operations. As a result, lifecycle cost implications are generally not addressed cohesively between the developer and the owner-operator, and the regulatory strategy does not holistically implement the lifecycle benefits of the technology’s inherent safety characteristics. The advanced fission industry has largely followed the historical blueprint of developers seeking design certifications or approvals, and utilities bearing the future burden of licensing for construction and operations. While there are a number of advanced reactor designers developing smaller sized reactors than those traditionally used in the nuclear power industry, most of these developers are generally pursuing regulatory approval of groupings of these smaller reactors as part of singular larger plants, in sizes of 200 MWe and up to 1 GWe.
In contrast, we plan to be the designer, builder, owner, and operator of our powerhouses and plan to focus on small-scale powerhouses (15 — 75 MWe, and 100 MWe and higher). As a result, we have an incentive to relentlessly focus on the full lifecycle of a safe, well-maintained, cost-effective powerhouse and holistically implement the benefits of an inherently safe, simple design. We expect this approach to enable us to reduce and manage lifecycle regulatory and operating costs in an integrated fashion, as opposed to the historical model used in the nuclear power industry that divides the incentives and responsibilities between the developer and the utility.
Selling electricity under PPAs follows an established revenue model in global power markets. While this model is more typically used for renewable energy solutions, we believe it is a compelling model for us because of the relatively small size and the lower expected capital costs of our powerhouses, when compared with other nuclear power plants. In addition, our model is designed to generate recurring revenue in a way that the traditional licensing model does not. We expect our powerhouses to be profitable from the first year of operation due to our anticipated favorable unit economics. We also believe this approach will drive unit growth and allow us to ultimately launch higher output versions of our powerhouses. As our technology matures, we intend to offer customers flexibility in business model and deployment solutions to meet their needs, providing Oklo with the largest target customer base possible.
In addition to selling power under PPAs, we believe we have an embedded opportunity to enhance our mission with our advanced nuclear fuel recycling technology. We are actively developing nuclear fuel recycling capabilities with the goal of deploying a commercial-scale fuel recycling facility in the United States by the early 2030s. Used nuclear fuel still contains more than 95% of its energy content, and we estimate there is enough energy in the form of used nuclear fuel in the U.S. to power the expected electrical needs in the United States for 100 years with fast fission power plants. According to the DOE, more than 94,000 metric tons of used nuclear fuel have been generated since 1950, and an additional 2,000 metric tons are generated every year. Currently, other countries recycle used nuclear fuel, but the United States does not, and there is an enormous opportunity to do so. Our reactors are specifically designed to run on either fresh or recycled nuclear fuel, and nuclear fuel recycling could provide future margin uplift for our power sales business, as well as the potential for new revenue streams.
Corporate Information
Our Common Stock is listed on NYSE under the symbol “OKLO.” The mailing address of the Company’s principal executive office is 3190 Coronado Dr., Santa Clara, CA 95054. Our telephone number is (650) 550-0127. Our website address is www.oklo.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Emerging Growth Company
As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies that are not emerging growth companies. These provisions include, but are not limited to:
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not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes- Oxley Act of 2002, as amended;

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not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

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exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of the Company’s initial public offering, which closed on July 12, 2021. However, if (i) our annual gross revenue exceeds $1.235 billion, (ii) we issue more than $1.0 billion of non-convertible debt in any three-year period or (iii) we become a “large accelerated filer” (as defined in Rule 12b-2 under the Exchange Act) prior to the end of such five-year period, we will cease to be an emerging growth company. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act.
We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Smaller Reporting Company
We are also a “smaller reporting company” under the Exchange Act. We may continue to be a smaller reporting company so long as, as of June 30 of the preceding year, (i) the market value of our voting and non-voting equity held by non-affiliates, or our public float, is less than $250 million; or (ii) we have annual revenues less than $100 million and either we have no public float or our public float is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

RISK FACTORS
Investment in our securities involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. For more information, see the section entitled “Incorporation by Reference.”

USE OF PROCEEDS
We are filing the registration statement of which this prospectus is a part to permit the Selling Holders to resell their shares of Common Stock. All of the Common Stock offered by the Selling Holders pursuant to this prospectus and any applicable prospectus supplement will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales.
The Selling Holders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Holders in disposing of their shares of Common Stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of such shares covered by this prospectus and any applicable prospectus supplement, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

SELLING SECURITYHOLDERS
This prospectus relates to the offer and sale from time to time by the Selling Holders, or their permitted transferees, of up to 28,241,288 shares of Common Stock, consisting of (a) 23,570,061 shares of Common Stock issued to the Selling Holders in exchange for outstanding shares of common stock of Legacy Oklo in connection with the Closing at an equity consideration value of $10.00 per share by certain of the Selling Holders named in this prospectus; (b) 500,000 shares of Common Stock issued to Sponsor that were originally purchased at a price of $0.0006 per share in connection with the Company IPO; and (c) 4,171,227 Earnout Shares issued to certain of the Selling Holders upon the satisfaction of certain price targets.
The Selling Holders may from time to time offer and sell any or all of the shares of Common Stock.
The table below is prepared based on information provided to us by the Selling Holders. It sets forth the name and address of the Selling Holders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Holders. In the table below, the second column lists the number of shares of Common Stock beneficially owned by each Selling Holder prior to the offering; the third column lists the maximum number of shares of Common Stock to be sold pursuant to this prospectus by the Selling Holders; the fourth column lists the number of shares of Common Stock beneficially owned after the sale of all of the shares offered by each Selling Holder pursuant to this prospectus; and the fifth column lists the percentage of outstanding Common Stock beneficially owned after the offered shares of Common Stock are sold pursuant to this prospectus.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security, including options to purchase Common Stock and warrants that are currently exercisable or exercisable within 60 days.
As of May 30, 2025, there were 139,530,480 outstanding shares of our Common Stock.
We cannot advise you as to whether the Selling Holders will in fact sell any or all of the securities set forth in the table below. See the section of this prospectus entitled “Plan of Distribution.” In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, such securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of the below table, unless otherwise indicated below, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.
Unless otherwise indicated, the address of each Selling Holder named in the table below is c/o Oklo Inc. 3190 Coronado Dr., Santa Clara, California 95054.

Shares of Common Stock
Name of Selling Holder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Outstanding Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
Jacob DeWitte	12,861,278(1)	12,777,926	83,352	*
Caroline Cochran	12,541,434(2)	12,483,085	58,349	*
Michael Klein	500,000(3)	500,000	—	—
Paul Cochran	566,203(4)	566,203	—	—
Julie Cochran	566,203(5)	566,203	—	—
Isaac Cochran	358,990	358,990	—	—
Melissa Cochran	346,590	346,590	—	—
Michael DeWitte	502,894(6)	502,894	—	—
Barbara DeWitte	502,894(7)	502,894	—	—
Jason DeWitte	358,990	358,990	—	—
Joshua DeWitte	346,520(8)	346,520	—	—
Mary DeWitte	346,520(9)	346,520	—	—

*
Less than 1%

(1)
Consists of (i) 12,805,098 shares of Common Stock held by Mr. DeWitte and (ii) 56,180 RSUs, which are scheduled to vest within 60 days of the date hereof. The shares beneficially owned by Mr. DeWitte may also be deemed to be beneficially owned by Mr. DeWitte’s spouse, Caroline Cochran.

(2)
Consists of (i) 12,502,108 shares of Common Stock held by Ms. Cochran and (ii) 39,326 RSUs, which are scheduled to vest within 60 days of the date hereof. The shares beneficially owned by Ms. Cochran may also be deemed to be beneficially owned by Ms. Cochran’s spouse, Jacob DeWitte.

(3)
Consists of 500,000 shares of Common Stock originally issued to the Sponsor as Founder Shares. At the Closing, all Founder Shares held by the Sponsor were converted into shares of Common Stock on a 1-for-1 basis and were subsequently distributed to Michael Klein and the Sponsor’s other members on a pro rata basis.

(4)
Ownership of these securities is shared jointly with Mr. Cochran’s spouse, Julie Cochran.

(5)
Ownership of these securities is shared jointly with Ms. Cochran’s spouse, Paul Cochran.

(6)
Ownership of these securities is shared jointly with Mr. DeWitte’s spouse, Barbara DeWitte.

(7)
Ownership of these securities is shared jointly with Ms. DeWitte’s spouse, Michael DeWitte.

(8)
Ownership of these securities is shared jointly with Mr. DeWitte’s spouse, Mary DeWitte.

(9)
Ownership of these securities is shared jointly with Ms. DeWitte’s spouse, Joshua DeWitte.

PLAN OF DISTRIBUTION
We are registering the offer and sale from time to time by the Selling Holders or their permitted transferees of (a) 23,570,061 shares of Common Stock issued to the Selling Holders in exchange for outstanding shares of common stock of Legacy Oklo in connection with the Closing at an equity consideration value of $10.00 per share by certain of the Selling Holders named in this prospectus; (b) 500,000 shares of Common Stock issued to Sponsor that were originally purchased at a price of $0.0006 per share in connection with the Company’s IPO; and (c) 4,171,227 Earnout Shares issued to certain of the Selling Holders upon the satisfaction of certain price targets.
We are required to pay all fees and expenses incident to the registration of the Common Stock to be offered and sold pursuant to this prospectus. The Selling Holders will bear all commissions and discounts, if any, attributable to their sale of Common Stock. We will not receive any of the proceeds from the sale of the Common Stock by the Selling Holders.
The shares of Common Stock beneficially owned by the Selling Holders covered by this prospectus may be offered and sold from time to time by the Selling Holders. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Holders may sell their shares of Common Stock by one or more of, or a combination of, the following methods:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of NYSE;

•
through trading plans entered into by a Selling Holder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•
short sales;

•
distribution to employees, members, limited partners or stockholders of a Selling Holder;

•
through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•
by pledge to secured debts and other obligations;

•
delayed delivery arrangements;

•
to or through underwriters or broker-dealers;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
in privately negotiated transactions;

•
in options transactions;

•
through a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.
A Selling Holder that is an entity may elect to make an in-kind distribution of shares of Common Stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of Common Stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.
In connection with distributions of the securities or otherwise, the Selling Holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of common stock in the course of hedging transactions, and broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Holders. The Selling Holders may also sell shares of common stock short and redeliver the securities to close out such short positions. The Selling Holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Holders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In effecting sales, broker-dealers or agents engaged by the Selling Holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Holders in amounts to be negotiated immediately prior to the sale.
A Selling Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Holder or borrowed from any Selling Holder or others to settle those sales or to close out any related open borrowings of stock and may use securities received from any Selling Holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In offering the securities covered by this prospectus, the Selling Holders and any broker-dealers who execute sales for the Selling Holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Holders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Holders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Holders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the Selling Holders or one or more of its respective affiliates in the ordinary course of business for which they receive compensation.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
The Selling Holders have agreed to indemnify the underwriters, their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act), against certain liabilities related to the sale of the securities, including liabilities under the Securities Act, as further described in the Amended and Restated Registration Rights Agreement, dated as of May 9, 2025, by and among the Company, certain Company stockholders and certain Legacy Oklo stockholders (the “Registration Rights Agreement”).

DESCRIPTION OF SECURITIES
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our second amended and restated certificate of incorporation (the “Charter”) and our amended and restated bylaws (the “Bylaws”), each of which has been publicly filed with the SEC, as well as the relevant provisions of the General Corporation Law of the State of Delaware (“DGCL”). See “Where You Can Find More Information; Incorporation by Reference.”
Authorized and Outstanding Stock
Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Our Charter authorizes the issuance of 500,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”). Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under our Charter, the holders of our Common Stock possess all voting power for the election of directors and all other matters requiring stockholder action and are entitled to one vote per share on matters to be voted on by stockholders. The holders of our Common Stock at all times vote together as one class on all matters submitted to a vote of the common stock under our Charter.
Dividends
Subject to limitations contained in the DGCL and our Charter, under our Bylaws, our Board may, but is not required to, declare and pay dividends upon the shares of our Common Stock, which dividends may be paid either in cash, in property or in shares of common stock.
Liquidation, Dissolution and Winding Up
In the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of our Common Stock will be entitled to receive all the remaining assets of the Company available for distribution to stockholders, ratably in proportion to the number of shares of our Common Stock held by them, after the rights of creditors of the Company and the holders of any outstanding shares of our preferred stock have been satisfied.
Preemptive or Other Rights
The holders of our Common Stock do not have preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.
Preferred Stock
Our Charter authorizes 1,000,000 shares of preferred stock. Under our Charter, our Board is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any associated qualifications, limitations or restrictions. The Board is also able to increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. The Board has the power to authorize the issuance of shares of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of shares of common stock. The issuance of shares of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the market price of our common stock and the voting and other rights of the holders of shares of common stock. Although there is currently no intention to issue any shares of preferred stock, there cannot be any assurance that preferred stock will not be issued in the future. There is no preferred stock outstanding as of the date of this prospectus.
Stock Options
Following the merger of AltC Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of AltC (“Merger Sub”) with and into Legacy Oklo, with Legacy Oklo surviving such merger as a wholly owned subsidiary of the Company, together with the other transactions contemplated by that certain Agreement and Plan of Merger and Reorganization, dated as of July 11, 2023, by and among the Company, Legacy Oklo and Merger Sub (as amended, modified, supplemented or waived from time to time, the “Merger Agreement”) and the related agreements (the “Business Combination”), and the assumption of the options to purchase or acquire common stock of Legacy Oklo pursuant to the terms of the Merger Agreement, there are outstanding options covering approximately 9,470,382 shares of our Common Stock, with a weighted-average exercise price of $1.95 per share as of December 31, 2024.
Dividends
The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, the terms of any outstanding indebtedness and general financial condition. The payment of any cash dividends is within the discretion of the Board. In addition, it is not currently contemplated or anticipated that any stock dividends will be declared in the foreseeable future. Further, if the Company incurs any indebtedness, its ability to declare dividends may be limited by restrictive covenants it may agree to in connection therewith.
Anti-takeover effects of Delaware law and our Charter and Bylaws
Some provisions of Delaware law, our Charter and Bylaws contain provisions that could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. It is possible that these provisions may delay, deter or prevent transactions that stockholders might consider to be in their best interest or in our best interests, including transactions that might result in a premium over the prevailing market price for shares of our common stock.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of the Board to maximize stockholder value.
Authorized Preferred Stock
The ability of the Board, without action by the stockholders, to issue up to 1,000,000 shares of authorized but unissued preferred stock with voting or other rights or preferences as designated by the Board could impede the success of any attempt to change control of the Company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.
Stockholder Meetings
Our Charter provides that a special meeting of the stockholders may be called only by the majority of the total number of authorized directors whether or not there exists any vacancies in previously authorized directorships, the chair of the Board, or our chief executive officer.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our Bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board.

Elimination of Stockholder Action by Written Consent
Our Charter does not permit our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of stockholders.
Staggered Board of Directors
Our Charter provides that the Board is divided into three classes. The directors in each class serve for a three-year term with one class being elected each year by our stockholders. This system of electing directors may tend to discourage a third party from attempting to obtain control of the Company because it generally makes it more difficult for stockholders to replace a majority of the directors.
Removal of Directors
Our Charter provides that no member of the Board may be removed from office except for cause, and requires the approval by the affirmative vote of holders of at least a majority in voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, to remove directors from the Company. Additionally, the amendment would remove stockholders’ ability to remove a director without cause.
Stockholders not Entitled to Cumulative Voting
Our Charter does not permit our stockholders to cumulate their votes in the election of directors.
Director Vacancies
Our Charter and Bylaws authorize the Board to fill vacant directorships, including newly created seats. In addition, the number of directors constituting the Board will be set only by resolution adopted by a majority vote of the Board. These provisions will prevent a stockholder from increasing the Board and gaining control of the Board by filling the resulting vacancies with its own nominees.
Supermajority Voting Requirements for the Amendment of our Charter and Bylaws
Our Charter provides that our Bylaws may be amended or repealed by the Board or by the affirmative vote of at least 66 2∕3% in voting power of the then outstanding shares of capital stock of the Company entitled to vote. In addition, our Charter provides that the affirmative vote of holders of at least 66 2∕3% of the voting power of the then outstanding shares of capital stock of the Company generally entitled to vote will be required to amend certain provisions of our Charter, including provisions relating to classified board structure, the size of its board, removal of its directors, special meetings of its stockholders, stockholder action by written consent, and exculpation of directors and officers.
Delaware Anti-Takeover Statute
The Company is subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date such persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board. Under Section 203 of the DGCL, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:
•
before the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon the consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•
at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 662∕3% of the outstanding voting stock which is not owned by the interested stockholder.

Under certain circumstances, Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three- year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction, which results in the stockholder becoming an interested stockholder. Section 203 of the DGCL also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Limitation on Liability and Indemnification of Directors and Officers
Our Charter provides that our directors, officers, employees and agents will be indemnified and advanced expenses by the Company to the fullest extent permitted by law. Our Bylaws also permit the Company to purchase and maintain insurance on behalf of any director, executive officer, employee or agent of the Company for any liability arising out of his or her status as such.
These provisions may discourage stockholders from bringing a lawsuit against our directors, officers, employees or agents for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification and advancement provisions.
Choice of Forum
Our Charter provides that unless the we consent in writing to the selection of an alternative forum the Court of Chancery of the State of Delaware (or, in the event the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on the Company’s behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder or other employee of the Company to the Company or the Company’s stockholders, (iii) any action arising pursuant to any provision of the DGCL or our Charter or Bylaws, (iv) any action asserting a claim against the Company or any current or former director or officer or other employee of the Company governed by the internal affairs doctrine, or (v) any action as to which the DGCL confers jurisdiction on the Court of Chancery, except for any action asserted to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or, in each case, rules and regulations promulgated thereunder, for which there is exclusive federal jurisdiction. Our Charter also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
For the avoidance of doubt, this provision is intended to benefit and may be enforced by the Company, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. However, we note that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our Charter also provides that any person or entity purchasing or otherwise acquiring any interest in any security of the Company will be deemed to have notice of and to have consented to these choice of forum provisions.
The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers or other employees, which may discourage such lawsuits against the Company and its directors, officers and other employees. Alternatively, if a court were to find the choice of law forum provisions contained in our Charter to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, results of operations, and financial conditions.
Registration Rights
In connection with the Closing, the Company entered into the Registration Rights Agreement with the Sponsor and certain persons and entities receiving shares of Common Stock in connection with the Business Combination (together with the Sponsor, the “Reg Rights Holders”). Pursuant to the Registration Rights Agreement, the Company agreed to use commercially reasonable efforts to (i) file with the SEC within 30 business days after the Closing (at our sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the Reg Rights Holders (the “Resale Registration Statement”) and (ii) cause the Resale Registration Statement to become effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the Reg Rights Holders may demand in the aggregate up to five underwritten offerings and are entitled to customary piggyback registration rights.
Transfer Agent and Registrar
The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company.
Exchange Listing
Our Common Stock trades on the NYSE under the symbol “OKLO.”

LEGAL MATTERS
The legality of our Common Stock will be passed upon for us by Latham & Watkins LLP, Houston, Texas.
EXPERTS
The financial statements of Oklo Inc. as of and for the year ended December 31, 2024, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
The consolidated financial statements of Oklo Inc. as of and for the year ended December 31, 2023 included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Marcum LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is http://www.oklo.com. The information on our website is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. The documents establishing the terms of any offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•
Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 24, 2025.

•
The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 22, 2025.

•
Our Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 13, 2025.

•
Our Current Reports on Form 8-K filed with the SEC on January 17, 2025, February 5, 2025, March 7, 2025, and April 22, 2025.

•
The description of our Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Oklo Inc.
3190 Coronado Dr.
Santa Clara, CA 95054
(650) 550-0127
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being offered hereby.
SEC Registration Fee	$86,724.03*
FINRA Filing Fees	**
Legal Fees and Expenses	**
Accounting Fees and Expenses	**
Miscellaneous Expenses	**
Total	**

*
Previously paid.

**
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15.   Indemnification of Directors and Officers.
Subsection (a) of Section 145 of the DGCL (“Section 145”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Additionally, our Charter limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors and executive officers as determined by the Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.
Item 16.   Exhibits and Financial Statement Schedules.
Exhibit Number	Description
3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the registrant with the SEC on May 13, 2024).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by the registrant with the SEC on May 13, 2024).
4.1	Description of Securities (incorporated by reference to Exhibit 4.1 to the Annual Report on Form 10-K filed by the registrant with the SEC on March 24, 2025).
5.1	Legal opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 to the registration statement on Form S-1 filed by the registrant on August 30, 2024).
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Marcum LLP.
23.3	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1 to the registration statement on Form S-1 filed by the registrant on August 30, 2024 and incorporated by reference herein).
24.1	Power of Attorney (included as part of the signature page to the initial filing of this registration statement).

*
Filed herewith

Item 17.   Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B under the Securities Act (“Rule 430B”) relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) under the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California, on June 2, 2025.
OKLO INC.
By:
/s/ Jacob DeWitte

Jacob DeWitte
Chairman and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Jacob DeWitte Jacob DeWitte	Chairman and Chief Executive Officer (Principal Executive Officer)	June 2, 2025
* R. Craig Bealmear	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 2, 2025
* Caroline Cochran	Chief Operating Officer and Director	June 2, 2025
* Lieutenant General (Ret.) John Jansen	Chairman	June 2, 2025
* Richard W. Kinzley	Director	June 2, 2025
* Michael Klein	Director	June 2, 2025
* Michael Thompson	Director	June 2, 2025
* Daniel Poneman	Director	June 2, 2025
*By: /s/ Jacob DeWitte Name: Jacob DeWitte Title: Attorney-in-Fact